EXHIBIT (c)(5)


                          EXTENSION TO THIRD AMENDMENT
                         TO AGREEMENT AND PLAN OF MERGER

         This Extension to the Third Amendment to Agreement dated July 31, 1997, is entered into by and among Homeowners Group, Inc.,The Cross Country Group, Inc., and CC Acquisition Corporation (hereinafter collectively, the "Parties").

         WHEREAS, the Agreement and Plan of Merger dated May 14, 1996 (as amended) between the Parties will expire on the date hereof; and

         WHEREAS, the Parties desire to extend the date by which the Merger must be consummated.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. To extend the date upon which the Merger Agreement, as amended, shall terminate, to August 6, 1997, if both (a) the Tax Contingency (as defined in the Third Amendment) shall not have been resolved to the satisfaction of Parent, and (b) the Merger shall not have been consummated by that date.

         2. All other provisions of the Third Amendment to the Merger Agreement shall remain the same.

         IN WITNESS WHEREOF, the Parties have executed this Agreement of Extension as of the date set forth above.





                                           THE CROSS COUNTRY GROUP, INC.


                                           By:/s/ Howard L. Wolk
                                              ----------------------------------
                                           Name: Howard L. Wolk
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           CC ACQUISITION CORPORATION



                                           By:/s/ Howard L. Wolk
                                              ----------------------------------
                                           Name: Howard L. Wolk
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


                                           HOMEOWNERS GROUP, INC.



                                           By:/s/ C. Gregory Morris
                                              ----------------------------------
                                           Name: C. Gregory Morris
                                                --------------------------------
                                           Title: Vice President, Treasurer and
                                                   Chief Financial Officer
                                                 -------------------------------